Hudson Pacific Properties, Inc.
Press Release

Hudson Pacific Properties Reports
Fourth Quarter and Full Year 2019 Financial Results

Fourth Quarter Net Income of $0.09 per Diluted Share
Fourth Quarter FFO of $0.55 per Diluted Share (Excluding Specified Items)
Signed 435,000 square feet of office leases, bringing in-service office portfolio to 95.1% leased
Achieved GAAP and cash office rent growth of 41.4% and 23.9%, respectively
Grew same-store office cash NOI by 10.0%

Full Year Net Income of $0.28 per Diluted Share
Full Year FFO of $2.03 per Diluted Share (Excluding Specified Items)
Signed over 2.5 million square feet of office leases with 36.6% GAAP and 22.6% cash rent growth
Grew same-store office and studio cash NOI by 6.5% and 10.7%, respectively
Provided 2020 FFO Outlook of $2.14 to $2.22 per Diluted Share (Excluding Specified Items)
Guidance midpoint represents 7.4% year-over-year FFO growth for 2020
Same-store cash NOI growth of 4.5%-5.5% for office properties, 5.0%-6.0% for studio properties
10 non-same-store office properties to generate over 50% cash NOI growth
____________
LOS ANGELES (February 20, 2020)—Hudson Pacific Properties, Inc. (the "Company" or "Hudson Pacific") (NYSE: HPP) today announced financial results for the fourth quarter 2019.

Management Comments & Industry Outlook
Victor Coleman, Hudson Pacific Properties' Chairman and CEO, said:

"The expansion of major tech and media companies fueled another record year for office and studio fundamentals across our West Coast markets. Against this backdrop, we successfully tackled our largest expiration year ever, with 9% of our office portfolio, or 1.2 million square feet, rolling as of the end of 2018. In 2019, we signed over 2.5 million square feet of deals with 23% cash rent spreads within our office portfolio. This, coupled with improved occupancy and rents at our studios, and the on-time and on-budget deliveries of two fully pre-leased value creation projects, drove key performance metrics year-over-year, including over 9% FFO per share and nearly 7% same-store property cash NOI growth.

"We expect market conditions to remain tight in 2020. This year, only 6% of our office portfolio, or 860,000 square feet will roll. Collectively, our 2020 expirations are 17% below market, and we already have coverage, that is, deals in leases, LOIs or proposals, on 45% of that space. Our 2020 FFO guidance midpoint represents a more than 7.4% year-over-year increase, attributable to the continued strength of leasing and operations throughout our entire portfolio, as well as the meaningful contribution of major lease commencements at our recently delivered EPIC and Maxwell projects."

Consolidated Financial & Operating Results
For fourth quarter 2019 compared to fourth quarter 2018:

•	Net income attributable to common stockholders of $13.6 million, or $0.09 per diluted share, compared to $15.9 million, or $0.10 per diluted share;

Hudson Pacific Properties, Inc.
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•	FFO, excluding specified items, of $85.4 million, or $0.55 per diluted share, compared to $76.0 million, or $0.49 per diluted share;

◦
Specified items consisting of transaction-related expenses of $0.2 million, or $0.00 per diluted share, and one-time debt extinguishment costs of $0.6 million, or $0.00 per diluted share, compared to specified items consisting of transaction-related expenses of $0.3 million, or $0.00 per diluted share, and lease termination revenue of $3.0 million, or $0.02 per diluted share;

•	FFO, including specified items, of $84.6 million, or $0.54 per diluted share, compared to $78.8 million, or $0.51 per diluted share;

•	Total revenue increased 9.3% to $216.9 million;

•	Total operating expenses increased 10.0% to $172.8 million; and

•	Interest expense increased 22.2% to $28.4 million.

Office Segment Results
Financial & operating
For fourth quarter 2019 compared to fourth quarter 2018:

•	Total revenue increased 10.1% to $193.7 million. Primary factors include:

◦
Acquisition of the Ferry Building (October 9, 2018) and the commencement of significant leases at EPIC, Fourth & Traction and Maxwell, as well as improved occupancy and rents across the Company's in-service office portfolio;

•
Operating expenses increased 8.3% to $67.5 million, primarily due to the aforementioned asset acquisition and lease commencements, combined with higher property taxes and ground rent at certain in-service office properties; and

•	Net operating income and cash net operating income for the 35 same-store office properties increased 6.8% and 10.0%, respectively.
Leasing

•	Stabilized and in-service office portfolios were 96.4% and 95.1% leased, respectively; and

•	Executed 64 new and renewal office leases totaling 434,619 square feet with GAAP and cash rent growth of 41.4% and 23.9%, respectively.

Studio Segment Results
Financial & operating
For fourth quarter 2019 compared to fourth quarter 2018:

•	Total revenue increased 2.9% to $23.1 million. Primary factors include:

◦	Acquisition of 6660 Santa Monica Boulevard (October 23, 2018) and higher occupancy and rents across all studios properties;

•	Total operating expenses increased 8.6% to $13.2 million, primarily due to a one-time property tax escaped assessment related to historical periods at Sunset Bronson; and

•	Net operating income and cash net operating income for the three same-store studio properties decreased 3.1% and 1.0%, respectively.
Leasing

•	Trailing 12-month occupancy for the three same-store studio properties was 92.6%.

Hudson Pacific Properties, Inc.
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Leasing Activity
Executed significant leases throughout the portfolio

•
Google leased 84,800 square feet through February 2025, with 72,411 square feet commenced December 2019, and the remaining 12,389 square feet commencing March 2020, at Foothill Research Center in Palo Alto.

•	Shopify signed a 71,424-square-foot lease, commencing May 2020, through September 2030 at Bentall Centre in Vancouver.

Development
Delivered EPIC office development 100% pre-leased
On October 1, 2019, the Company placed in service its 302,102-square-foot EPIC creative office development, which is fully pre-leased to Netflix. Delivered on-time and on-budget, the $207 million project represents the Company's fourth Hollywood office development adjacent to or part of its Sunset Studios lots.

Started construction on One Westside redevelopment
In fourth quarter 2019, the Company commenced construction on its One Westside mall-to-creative-office conversion, which is slated for completion in the first quarter of 2022. Located in West Los Angeles, the 584,000-square-foot project is fully pre-leased to Google.

Capital Markets
Issued $400.0 million of additional public debt
On October 3, 2019, the Company's operating partnership, Hudson Pacific Properties, L.P. (the "Operating Partnership"), completed a public offering of $400.0 million of senior notes issued at 99.268% of par value, with a coupon of 3.250%, maturing on January 15, 2030. The Operating Partnership used the net proceeds to repay its $300.0 million five-year term loan due April 2020, and to pay down $80.0 million on its revolving credit facility, with the remainder available for general corporate purposes.

Upgraded by Moody's to Baa2 with stable outlook
On October 16, 2019, Moody’s Investors Service ("Moody's") upgraded the Company’s credit rating, including its long-term issuer and senior unsecured ratings, from Baa3 to Baa2 with a stable outlook. The upgrade reflects the Company's quality portfolio in high-growth West Coast markets with solid fundamentals, good liquidity profile supported by a large unencumbered asset base, and strong fixed charge coverage. Moody’s also highlighted the Company’s experienced management team; demonstrated success in leasing, repositioning, development and redevelopment; and commitment to owning and operating sustainable and efficient properties.

Balance Sheet
As of the end of the fourth quarter 2019:

•	$2.9 billion of total unsecured and secured debt and preferred units equivalent to a leverage ratio of 32.4%.

•	Approximately $801.2 million of total liquidity (excludes project-specific financing, such as the Company's $414.6 million One Westside construction loan) comprised of:

◦	$46.2 million of unrestricted cash and cash equivalents;

◦	$525.0 million of undrawn capacity under the unsecured revolving credit facility; and

Hudson Pacific Properties, Inc.
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◦	$230.0 million of excess capacity on the Sunset Bronson Studios/ICON/CUE revolving facility.

Dividend
Paid common dividend

•	The Company's Board of Directors declared a dividend on its common stock of $0.25 per share, equivalent to an annual rate of $1.00 per share.

2020 Outlook
The Company is providing full-year 2020 FFO guidance in the range of $2.14 to $2.22 per diluted share, excluding specified items. There are no specified items in connection with this initial guidance.
The full-year 2020 FFO estimates reflect management’s view of current and future market conditions, including assumptions with respect to rental rates, occupancy levels and the earnings impact of events referenced in this press release and in earlier announcements. It otherwise excludes any impact from future unannounced or speculative acquisitions, dispositions, debt financings or repayments, recapitalizations, capital markets activity or similar matters. There can be no assurance that actual results will not differ materially from this estimate.

Below are some of the assumptions the Company used in providing this guidance (dollars and share data in thousands):

	Full Year 2020
Metric	Low	High
Growth in same-store office property cash NOI(1)(2)	4.50%	5.50%
Growth in same-store studio property cash NOI(1)(2)	5.00%	6.00%
GAAP non-cash revenue (straight-line rent and above/below-market rents)(3)	$55,000	$65,000
GAAP non-cash expense (straight-line rent expense and above/below-market ground rent)	$(4,000)	$(4,000)
General and administrative expenses(4)	$(72,500)	$(76,500)
Interest expense(5)	$(112,500)	$(115,500)
Interest income	$3,450	$3,550
Corporate-related depreciation and amortization	$(2,200)	$(2,300)
FFO from unconsolidated joint ventures	$5,200	$6,200
FFO attributable to non-controlling interests	$(26,000)	$(30,000)
Weighted average common stock/units outstanding—diluted(6)	156,125	157,125

1.
Same-store is defined as the 39 office properties or three studio properties, as applicable, owned and included in the Company's stabilized portfolio as of January 1, 2019, and anticipated to still be owned and included in the stabilized portfolio through December 31, 2020.

2.	Please see non-GAAP information below for definition of cash NOI.

3.	Includes non-cash straight-line rent associated with the studio and office properties.

4.	Includes non-cash compensation expense, which the Company estimates at $20,500 in 2020.

5.	Includes amortization of deferred financing costs and loan discounts/premiums, which the Company estimates at $5,800 in 2020.

6.
Diluted shares represent ownership in the Company through shares of common stock, OP Units and other convertible or exchangeable instruments. The weighted average fully diluted common stock/units outstanding for 2020 includes an estimate for the dilution impact of stock grants to the Company's executives under its 2018, 2019 and 2020 long term incentive programs. This estimate is based on the projected award potential of such programs as of the end of such periods, as calculated in accordance with the ASC 260, Earnings Per Share.

Hudson Pacific Properties, Inc.
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The Company does not provide a reconciliation for non-GAAP estimates on a forward-looking basis, including the information under "2020 Outlook" above, where it is unable to provide a meaningful or accurate calculation or estimation of reconciling items and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the timing and/or amount of various items that would impact net income attributable to common stockholders per diluted share, which is the most directly comparable forward-looking GAAP financial measure. This includes, for example, acquisition costs and other non-core items that have not yet occurred, are out of the Company's control and/or cannot be reasonably predicted. For the same reasons, the Company is unable to address the probable significance of the unavailable information. Forward-looking non-GAAP financial measures provided without the most directly comparable GAAP financial measures may vary materially from the corresponding GAAP financial measures.

Supplemental Information
Supplemental financial information regarding Hudson Pacific's fourth quarter 2019 results may be found on the Investors section of the Company's website at HudsonPacificProperties.com. This supplemental information provides additional detail on items such as property occupancy, financial performance by property, and debt maturity schedules.

Conference Call
The Company will hold a conference call to discuss fourth quarter 2019 financial results at 11:00 a.m. PT / 2:00 p.m. ET on February 20, 2020. Please dial (877) 407-0784 to access the call. International callers should dial (201) 689-8560. A live, listen-only webcast can be accessed via the Investors section of the Company's website at HudsonPacificProperties.com, where a replay of the call will be available. A replay will also be available beginning February 20, 2020 at 2:00 p.m. PT / 5:00 p.m. ET, through March 5, 2020 at 8:59 p.m. PT / 11:59 p.m. ET, by dialing (844) 512-2921 and entering the passcode 13698160. International callers should dial (412) 317-6671 and enter the same passcode.

About Hudson Pacific
Hudson Pacific is a real estate investment trust with a portfolio of office and studio properties totaling nearly 19 million square feet, including land for development. Focused on premier West Coast epicenters of innovation, media and technology, its anchor tenants include Fortune 500 and leading growth companies such as Netflix, Google, Square, Uber, NFL Enterprises and more. Hudson Pacific is publicly traded on the NYSE under the symbol HPP, and listed as a component of the Russell 2000® and the Russell 3000® indices. For more information visit HudsonPacificProperties.com.

Forward-Looking Statements
This press release may contain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as "may," "will," "should," "expects," "intends," "plans," "anticipates," "believes," "estimates," "predicts," or "potential" or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events, or trends and that do not relate solely to historical matters. Forward-looking statements involve known and unknown risks, uncertainties, assumptions and contingencies, many of which are beyond the Company's control that may cause actual results to differ significantly from those expressed in any forward-looking statement. All forward-looking statements reflect the Company's good

Hudson Pacific Properties, Inc.
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faith beliefs, assumptions and expectations, but they are not guarantees of future performance. Furthermore, the Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events or other changes. For a further discussion of these and other factors that could cause the Company's future results to differ materially from any forward-looking statements, see the section entitled "Risk Factors" in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission, or SEC, and other risks described in documents subsequently filed by the Company from time to time with the SEC.

Investor Contact
Laura Campbell
Senior Vice President, Investor Relations and Marketing
(310) 622-1702
lcampbell@hudsonppi.com

Media Contact
Laura Murray
Director, Communications
(310) 622-1781
lmurray@hudsonppi.com

(FINANCIAL TABLES FOLLOW)

Hudson Pacific Properties, Inc.
Press Release

Consolidated Balance Sheets
In thousands, except share data

	December 31, 2019	December 31, 2018
ASSETS
Investment in real estate, at cost	$7,269,128	$7,059,537
Accumulated depreciation and amortization	(898,279)	(695,631)
Investment in real estate, net	6,370,849	6,363,906
Cash and cash equivalents	46,224	53,740
Restricted cash	12,034	14,451
Accounts receivable, net	13,007	14,004
Straight-line rent receivables, net	195,328	142,369
Deferred leasing costs and lease intangible assets, net	285,448	279,896
U.S. Government securities	140,749	146,880
Operating lease right-of-use asset	269,029	—
Prepaid expenses and other assets, net	68,974	55,633
Investment in unconsolidated real estate entity	64,926	—
TOTAL ASSETS	$7,466,568	$7,070,879

LIABILITIES AND EQUITY
Liabilities
Unsecured and secured debt, net	$2,817,910	$2,623,835
In-substance defeased debt	135,030	138,223
Joint venture partner debt	66,136	66,136
Accounts payable, accrued liabilities and other	212,673	175,300
Operating lease liability	272,701	—
Lease intangible liabilities, net	31,493	45,612
Security deposits and prepaid rent	86,188	68,687
Total liabilities	3,622,131	3,117,793

Redeemable preferred units of the operating partnership	9,815	9,815
Redeemable non-controlling interest in consolidated real estate entities	125,260	113,141

Equity
Hudson Pacific Properties, Inc. stockholders' equity:
Common stock, $0.01 par value, 490,000,000 authorized, 154,691,052 shares and 154,371,538 shares outstanding at December 31, 2019 and 2018, respectively	1,546	1,543
Additional paid-in capital	3,415,808	3,524,502
Accumulated other comprehensive (loss) income	(561)	17,501
Total Hudson Pacific Properties, Inc. stockholders' equity	3,416,793	3,543,546
Non-controlling interest—members in consolidated real estate entities	269,487	268,246
Non-controlling interest—units in the operating partnership	23,082	18,338
Total equity	3,709,362	3,830,130
TOTAL LIABILITIES AND EQUITY	$7,466,568	$7,070,879

Hudson Pacific Properties, Inc.
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Consolidated Statements of Operations
In thousands, except share data

	Three Months Ended December 31,		Year Ended December 31,

	2019	2018	2019	2018
REVENUES
Office
Rental(1)	$186,914	$143,407	$708,564	$533,184
Tenant recoveries(1)	—	25,281	—	92,760
Service and other revenues(1)	6,832	7,301	25,171	26,573
Total office revenues	193,746	175,989	733,735	652,517
Studio
Rental(1)	13,339	11,912	51,340	44,734
Tenant recoveries(1)	—	860	—	2,013
Service and other revenues(1)	9,765	9,672	33,107	29,154
Total studio revenues	23,104	22,444	84,447	75,901
Total revenues	216,850	198,433	818,182	728,418
OPERATING EXPENSES
Office operating expenses	67,529	62,345	256,209	226,820
Studio operating expenses	13,225	12,176	45,313	40,890
General and administrative	17,848	14,980	71,947	61,027
Depreciation and amortization	74,196	67,520	282,088	251,003
Total operating expenses	172,798	157,021	655,557	579,740
OTHER (EXPENSE) INCOME
Loss from unconsolidated real estate entity	(402)	—	(747)	—
Fee income	528	—	1,459	—
Interest expense	(28,353)	(23,202)	(105,845)	(83,167)
Interest income	1,010	1,225	4,044	1,718
Transaction-related expenses	(208)	(252)	(667)	(535)
Unrealized gain on non-real estate investments	—	—	—	928
Gains on sale of real estate	—	—	47,100	43,337
Impairment loss	—	—	(52,201)	—
Other income	336	74	78	822
Total other expense	(27,089)	(22,155)	(106,779)	(36,897)
Net income	16,963	19,257	55,846	111,781
Net income attributable to preferred units	(153)	(153)	(612)	(618)
Net income attributable to participating securities	(62)	(108)	(692)	(663)
Net income attributable to non-controlling interest in consolidated real estate entities	(3,554)	(2,873)	(13,352)	(11,883)
Net loss (income) attributable to redeemable non-controlling interest in consolidated real estate entities	489	(120)	1,994	(169)
Net income attributable to non-controlling interest in the operating partnership	(107)	(59)	(459)	(358)
NET INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$13,576	$15,944	$42,725	$98,090

BASIC AND DILUTED PER SHARE AMOUNTS
Net income attributable to common stockholders—basic	$0.09	$0.10	$0.28	$0.63
Net income attributable to common stockholders—diluted	$0.09	$0.10	$0.28	$0.63
Weighted average shares of common stock outstanding—basic	154,422,114	154,866,289	154,404,427	155,445,247
Weighted average shares of common stock outstanding—diluted	156,722,998	155,146,528	156,602,408	155,696,486

1. The Company adopted a new accounting standard that required a change in its presentation of revenues.

Hudson Pacific Properties, Inc.
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Funds From Operations
Unaudited, in thousands, except per share data

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
RECONCILIATION OF NET INCOME TO FUNDS FROM OPERATIONS (“FFO”)(1):
Net income	$16,963	$19,257	$55,846	$111,781
Adjustments:
Depreciation and amortization—Consolidated	74,196	67,520	282,088	251,003
Depreciation and amortization—Corporate-related	(557)	(530)	(2,153)	(2,000)
Depreciation and amortization—Company's share from unconsolidated real estate investment	1,650	—	3,964	—
Gains on sale of real estate	—	—	(47,100)	(43,337)
Impairment loss	—	—	52,201	—
Unrealized gain on non-real estate investments(2)	—	—	—	(928)
FFO attributable to non-controlling interests	(7,544)	(7,312)	(28,576)	(22,978)
FFO attributable to preferred units	(153)	(153)	(612)	(618)
FFO to common stockholders and unitholders	84,555	78,782	315,658	292,923
Specified items impacting FFO:
Transaction-related expenses	208	252	667	535
Lease termination non-cash write-off	—	(3,039)	—	(3,039)
One-time debt extinguishment cost	601	—	744	421
FFO (excluding specified items) to common stockholders and unitholders	$85,364	$75,995	$317,069	$290,840

Weighted average common stock/units outstanding—diluted	156,229	155,716	156,113	156,266
FFO per common stock/unit—diluted	$0.54	$0.51	$2.02	$1.87
FFO (excluding specified items) per common stock/unit—diluted	$0.55	$0.49	$2.03	$1.86

1.
Hudson Pacific calculates FFO in accordance with the White Paper on FFO approved by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”). The White Paper defines FFO as net income or loss calculated in accordance with generally accepted accounting principles in the United States (“GAAP”), excluding gains and losses from sales of depreciable real estate and impairment write-downs associated with depreciable real estate, plus real estate-related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets), adjusting for consolidated and unconsolidated joint ventures. The calculation of FFO includes amortization of deferred revenue related to tenant-funded tenant improvements and excludes the depreciation of the related tenant improvement assets. Hudson Pacific believes that FFO is a useful supplemental measure of its operating performance. The exclusion from FFO of gains and losses from the sale of operating real estate assets allows investors and analysts to readily identify the operating results of the assets that form the core of the Company's activity and assists in comparing those operating results between periods. Also, because FFO is generally recognized as the industry standard for reporting the operations of REITs, it facilitates comparisons of operating performance to other REITs. However, other REITs may use different methodologies to calculate FFO, and accordingly, the Company's FFO may not be comparable to all other REITs.

Implicit in historical cost accounting for real estate assets in accordance with GAAP is the assumption that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered presentations of operating results for real estate companies using historical cost accounting alone to be insufficient. Because FFO excludes depreciation and amortization of real estate assets, Hudson Pacific believes that FFO along with the required GAAP presentations provides a more complete measurement of the Company's performance relative to its competitors and a more appropriate basis on which to make decisions involving operating, financing and investing activities than the required GAAP presentations alone would provide. Hudson Pacific uses FFO per share to calculate annual cash bonuses for certain employees.

However, FFO should not be viewed as an alternative measure of Hudson Pacific's operating performance because it does not reflect either depreciation and amortization costs or the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company's properties, which are significant economic costs and could materially impact the Company's results from operations.

2.
During second quarter 2018, Hudson Pacific recognized a $928 thousand unrealized gain on an unconsolidated non-real estate investment accounted for using the cost method approach. In December 2018, NAREIT issued a FFO White Paper providing an option to include these mark-to-market adjustments in the Company's calculation of FFO. During fourth quarter 2018, Hudson Pacific elected this option retroactively.

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Net Operating Income
Unaudited, in thousands

	Three Months Ended December 31,
	2019	2018
RECONCILIATION OF NET INCOME TO NET OPERATING INCOME (“NOI”)(1):
Net income	$16,963	$19,257
Adjustments:
Loss from unconsolidated real estate entity	402	—
Fee income	(528)	—
Interest expense	28,353	23,202
Interest income	(1,010)	(1,225)
Transaction-related expenses	208	252
Other income	(336)	(74)
General and administrative	17,848	14,980
Depreciation and amortization	74,196	67,520
NOI	$136,096	$123,912

NET OPERATING INCOME BREAKDOWN
Same-store office cash revenues	130,477	119,124
Straight-line rent	3,432	5,134
Amortization of above-market and below-market leases, net	1,987	2,366
Amortization of lease incentive costs	(422)	(351)
Same-store office revenues	135,474	126,273
	—	—
Same-store studios cash revenues	22,896	21,981
Straight-line rent	190	396
Amortization of lease incentive costs	(9)	—
Same-store studio revenues	23,077	22,377

Same-store revenues	158,551	148,650
	—	—
Same-store office cash expenses	43,720	40,287
Straight-line rent	106	106
Amortization of above-market and below-market ground leases, net	590	590
Same-store office expenses	44,416	40,983

Same-store studio cash expenses	13,166	12,149
Same-store studio expenses	13,166	12,149

Same-store expenses	57,582	53,132

Same-store net operating income	100,969	95,518
Non-same-store net operating income	35,127	28,394
NET OPERATING INCOME	$136,096	$123,912

SAME-STORE OFFICE NOI GROWTH (DECREASE)	6.8%
SAME-STORE OFFICE CASH NOI GROWTH (DECREASE)	10.0%
SAME-STORE STUDIO NOI GROWTH (DECREASE)	(3.1)%
SAME-STORE STUDIO CASH NOI GROWTH (DECREASE)	(1.0)%

Hudson Pacific Properties, Inc.
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1.
Hudson Pacific evaluates performance based upon property NOI from continuing operations. NOI is not a measure of operating results or cash flows from operating activities or cash flows as measured by GAAP and should not be considered an alternative to income from continuing operations, as an indication of the Company's performance, or as an alternative to cash flows as a measure of liquidity, or the Company's ability to make distributions. All companies may not calculate NOI in the same manner. Hudson Pacific considers NOI to be a useful performance measure to investors and management because when compared across periods, NOI reflects the revenues and expenses directly associated with owning and operating the Company's properties and the impact to operations from trends in occupancy rates, rental rates and operating costs, providing a perspective not immediately apparent from income from continuing operations. Hudson Pacific calculates NOI as net income excluding corporate general and administrative expenses, depreciation and amortization, impairments, gains/losses on sales of real estate, interest expense, transaction-related expenses and other non-operating items. Hudson Pacific defines NOI as operating revenues (including rental revenues, other property-related revenue, tenant recoveries and other operating revenues), less property-level operating expenses (which includes external management fees, if any, and property-level general and administrative expenses). NOI on a cash basis is NOI adjusted to exclude the effect of straight-line rent and other non-cash adjustments required by GAAP. Hudson Pacific believes NOI on a cash basis is helpful to investors as an additional measure of operating performance because it eliminates straight-line rent and other non-cash adjustments to revenue and expenses.